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                                                                   Exhibit 10.47

                                                                  EXECUTION COPY


                         LASALLE BUSINESS CREDIT, INC.
                            135 South LaSalle Street
                            Chicago, Illinois  60603


                                                        As of April 7, 1997


The American Materials &
  Technologies Corporation
5635 Soledad Mountain Road
La Jolla, California  92037

Gentlemen:

                          Reference is made to (a) the Loan and Security
Agreement dated as of December 19, 1995 (the "Loan Agreement") between Culver City Composites Corporation, a Delaware corporation, formerly known as AMT Sub, Inc. ("Borrower"), and LaSalle Business Credit, Inc., a Delaware corporation ("LaSalle"), and (b) the Continuing Unconditional Guaranty dated as of December 19, 1995 executed by The American Materials & Technologies Corporation ("Guarantor") in favor of LaSalle (the "Guaranty"). Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement or the Guaranty.

                          On or about the date hereof, the Loan Agreement is
being amended in accordance with the terms of the First Amendment thereto, pursuant to which, among other things, the Total Credit Facility shall increase to $6,167,000.

                          By Guarantor's execution of this letter agreement, it
hereby confirms its acknowledgment of and understanding of the foregoing and it further confirms its agreement that, effective as of the date hereof, the Guaranty shall be and is hereby amended to provide that all references in the Guaranty to the "Loan Agreement" shall mean the Loan Agreement, as amended by the First Amendment and as the Loan Agreement may be further amended, modified, supplemented or restated from time to time.

                          This letter agreement shall also confirm Guarantor's
understanding and agreement that by virtue of the increase in the Total Credit Facility, the amount of the Liabilities and the amount of Guarantor's contingent liability under the Guaranty for the Liabilities may increase, and Guarantor hereby consents to such increase in its capacity as guarantor under the Guaranty.

                          Guarantor hereby reaffirms all of the terms,
provisions and conditions of the Guaranty, as amended hereby, and confirms that the Guaranty continues to be in full force and effect and is enforceable against Guarantor in accordance with its terms. Except to the extent set forth herein, no other change in any of the terms or conditions of the Guaranty is intended





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The American Materials &
   Technologies Corporation
65635 Soledad Mountain Road
La Jolla, California  92037


or implied. Please indicate Guarantor's agreement with the foregoing by signing this letter in the space indicated below.


                                       Very truly yours,

                                       LASALLE BUSINESS CREDIT, INC.


                                       By: /s/ MARY ELLEN NIXON-MOORE
                                          --------------------------------
                                          Name:  Mary Ellen Nixon-Moore
                                          Title: Vice President

Accepted and Agreed to
as of April 7, 1997

THE AMERICAN MATERIALS &
   TECHNOLOGIES CORPORATION


By: /s/ WILLIAM A. TIMMERMAN
   ------------------------------
   Name:  Wm. Timmerman
   Title: Chief Financial Officer